UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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SOURCE CAPITAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOURCE CAPITAL, INC.

11400 West Olympic Boulevard, Suite 1200
Los Angeles, California 90064-1550

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on Monday, May 7, 2012

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Source Capital, Inc. (the "Fund"), will be held in the Century Ballroom on the Second Floor of The Olympic Collection, 11301 Olympic Boulevard, Los Angeles, California 90064, on Monday, May 7, 2012, at 10:00 a.m. Pacific Time, to consider and vote on the following matters:

1. Election of four directors by the holders of Common Stock, $1.00 par value ("Common Stock"), and election of two directors by the holders of $2.40 Cumulative Preferred Stock, $3.00 par value ("Preferred Stock"); and

2. Such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

Your Directors recommend that you vote FOR all items.

March 9, 2012, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting, and only holders of Common Stock and Preferred Stock of record at the close of business on that date will be entitled to vote.

By Order of the Board of Directors

SHERRY SASAKI

Secretary

March 30, 2012

It is requested that you promptly execute the enclosed proxy and return it in the enclosed envelope thus enabling the Fund to avoid unnecessary expense and delay. No postage is required if mailed in the United States. You may also vote the enclosed proxy by telephone or over the Internet. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

SOURCE CAPITAL, INC.

11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064-1550

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board" or "Board of Directors", and each member of the Board, a "Director") of Source Capital, Inc. (the "Fund"), of proxies to be voted at the annual meeting of shareholders of the Fund to be held at 10:00 a.m. (Los Angeles time) on Monday, May 7, 2012, in the Century Ballroom on the Second Floor of The Olympic Collection, 11301 Olympic Boulevard, Los Angeles, California 90064 (the "Meeting"), and at any and all adjournments thereof. The Meeting will be held for the purposes set forth in the accompanying Notice. This Proxy Statement and the accompanying materials are being mailed by the Board on or about March 30, 2012.

The Fund is organized as a Delaware corporation. In addition, the Fund is a registered investment company.

If you hold shares in your name as a record holder, you may vote your shares by proxy through the mail, telephone, or Internet as described on the proxy card. If you submit your proxy via the Internet, you may incur costs such as telephone and Internet access charges. Submitting your proxy will not limit your right to vote in person at the Meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares according to the Board's recommendations thereon. Proxy solicitation will be principally by mail but may also be made by telephone or personal interview conducted by officers and regular employees of First Pacific Advisors, LLC, the Fund's investment adviser ("FPA" or "Adviser"), or Computershare Shareowner Services, the Fund's Transfer Agent, and the Fund reserves the right to retain outside agencies for the purpose of soliciting proxies. The cost of solicitation of proxies will be borne by the Fund, which will reimburse banks, brokerage firms, nominees, fiduciaries, and other custodians for reasonable expenses incurred by them in sending the proxy material to beneficial owners of shares of the Fund.

On March 9, 2012 (the record date for determining shareholders entitled to notice of and to vote at the Meeting), there were 8,655,240 shares of Common Stock and 1,969,212 shares of Preferred Stock outstanding. On February 29, 2012, the net assets of the Fund were $564,703,651. No person is known by management to own beneficially or of record as much as 5% of the outstanding Common Stock or as much as 5% of the outstanding Preferred Stock. Shareholders of both classes are entitled to one vote per share and the classes vote as set forth in the table below:

SUMMARY OF VOTING RIGHTS ON PROXY PROPOSALS

Proposal	Common Shareholders	Preferred Shareholders
1. Election of 6 Directors	Elect 4 Directors	Elect 2 Directors

2. Other Matters	Common and Preferred shareholders vote as a single class.

Annual reports are sent to shareholders of record of the Fund following the Fund's fiscal year end. The Fund's annual report is available at http://bnymellon.mobular.net/bnymellon/sor, and the Fund will furnish, without charge, a copy of its annual report and most recent quarterly report succeeding the annual report, if any, to a shareholder upon request. Such written or oral requests should be directed to the Fund at 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064-1550, or call (800) 982-4372 ext. 419. Please note that only one annual report or Proxy Statement may be delivered to two or more shareholders of the Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of an annual report or the Proxy Statement, or for instructions as to how to request a separate copy of these documents or as to how to request a single copy if multiple copies of these documents are received, shareholders should contact the Fund at the address and phone number set forth above.

1. ELECTION OF THE BOARD OF DIRECTORS

The Fund's Board of Directors is comprised of individuals with considerable and varied business experiences, backgrounds, skills, and qualifications who collectively have a strong knowledge of business and financial matters and are committed to helping the Fund achieve its investment objective while acting in the best interests of the Fund's shareholders. Several members of the Board have had a long and continued service with the Fund. As noted in the table below, the nominees bring a variety of experiences and qualifications through their business backgrounds in the fields of accounting, consulting and strategic planning, entertainment, business journalism, and investment management. The Board believes that each particular nominee's financial and business experience give him the qualifications and skills to serve as a director.

At the Meeting, six directors are to be elected to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified. The holders of the Preferred Stock, as a separate class, are entitled to elect two directors, and the holders of Common Stock, as a separate class, are entitled to elect the remaining four directors. Shares of both classes have cumulative voting rights, which means that, with regard to the election of directors only, each shareholder has the right to cast a number of votes equal to the number of shares owned multiplied by the number of directors to be elected by that class of stock, and each shareholder may cast the whole number of votes for one candidate or distribute such votes among candidates as such shareholder chooses. Unless otherwise instructed, the proxy holders intend to vote proxies received by them for the six nominees named below, reserving the right, however, to cumulate such votes in each class and distribute them among nominees at the discretion of the proxy holders. The affirmative votes of a majority of the shares of each class present in person or represented by proxy at the meeting are required to elect each director to be elected by that class. The following table sets forth certain information regarding each nominee for election as director. Except for Allan M. Rudnick, all of the nominees are incumbent directors. Mr. Rudnick has been nominated and recommended by the Board to fill the vacancy created by the retirement of a current director, Paul G. Schloemer, effective as of the date of the Meeting.

Name, Address* & Age	Position With Fund	Year First Elected as Director of the Fund	Principal Occupation(s) During Past 5 Years (5)	Number of FPA Fund Boards on Which Director Serves	Other Directorships Held by Directors
"Non-Interested" Directors

Willard H. Altman, Jr., 76 (1,2,3)	Director	1998	Former Partner of Ernst & Young LLP, a public accounting firm. Director/Trustee of FPA Capital Fund, Inc., of FPA New Income, Inc., of FPA Paramount Fund, Inc., of FPA Perennial Fund, Inc., of FPA Funds Trust's FPA Crescent Fund, and of FPA Funds Trust's FPA International Value Fund (since November 2011) (4). Chairman of the Board of FPA Capital Fund, Inc., of FPA New Income, Inc., of FPA Paramount Fund, Inc., of FPA Perennial Fund, Inc., of FPA Funds Trust's FPA Crescent Fund, and of FPA Fund's Trust's FPA International Value Fund. Vice President of Evangelical Council for Financial Accountability, an accreditation organization for Christian non-profit entities, from 1995 to 2002.	7	0

Thomas P. Merrick, 74 (1,2)	Director	2006	Private consultant. President of Strategic Planning Consultants for more than the past five years. Director of FPA Paramount Fund, Inc. (since January 2008), of FPA Perennial Fund, Inc. (since August 2008), of FPA Capital Fund, Inc. (since July 2009), of FPA Funds Trust's FPA Crescent Fund (since July 2009), of FPA New Income, Inc. (since July 2009), and of FPA Funds Trust's FPA International Value Fund (since November 2011) (4). Former Executive Committee member and Vice President of Fluor Corporation, responsible for strategic planning, from 1993 to 1998.	7	0

Name, Address* & Age	Position With Fund	Year First Elected as Director of the Fund	Principal Occupation(s) During Past 5 Years (5)	Number of FPA Fund Boards on Which Director Serves	Other Directorships Held by Directors
Patrick B. Purcell, 69 (1,2)	Director	2010	Retired. Former Executive Vice President, Chief Financial and Administrative Officer of Paramount Pictures from 1983 to 1998. Director/Trustee (since May 2006) of FPA Capital Fund, Inc., of FPA New Income, Inc., and of FPA Funds Trust's FPA Crescent Fund, and of FPA Funds Trust's FPA International Value Fund (since November 2011) (4).	5	Ocean Conservancy and The Motion Picture and Television Fund

David Rees, 88 (1,2)	Director	1968	Private investor. Formerly President and Chief Executive Officer of the International Institute of Los Angeles. Formerly, until 1995, the Senior Editor of Los Angeles Business Journal for more than the preceding five years.	1	International Institute of Los Angeles

Allan M. Rudnick, 71 (3)	Nominee	—	Private investor. Formerly Co-founder and Chief Investment Officer of Kayne Anderson Rudnick Investment Management ("KAR") in 1989. Prior to his retirement in December 2007, Mr. Rudnick served as President, Chief Executive Officer (since 2001) and Chairman of the Board (since 2001) of KAR. Director/Trustee (since January 2010) of FPA Capital Fund, Inc., of FPA New Income, Inc., and of FPA Funds Trust's FPA Crescent Fund, and FPA Funds Trust's FPA International Value Fund (since November 2011) (4).	4 (5, if elected to the Board)	California Council on Economic Education

"Interested" Directors

Eric S. Ende, 67**	Director, President & Chief Investment Officer	2000	Partner of FPA (since October 2006). Director, President and Portfolio Manager of FPA Paramount Fund, Inc. and of FPA Perennial Fund, Inc., and Vice President of FPA Capital Fund, Inc., of FPA New Income, Inc., of FPA Funds Trust's FPA Crescent Fund, and of FPA Funds Trust's FPA International Value Fund (4). Formerly, Senior Vice President of First Pacific Advisors, Inc. (1994 to September 2006).	3	0

  *  The address for each director is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064-1550.

  **  "Interested person" within the meaning of the Investment Company Act of 1940 ("Act" or "1940 Act") by virtue of his affiliation with FPA.

  (1)  Member of the Audit Committee of the Board of Directors.

  (2)  Member of the Corporate Responsibility Committee of the Board of Directors.

  (3)  Director elected by the holders of the Preferred Stock or proposed for election by the holders of the Preferred Stock.

  (4)  FPA Capital Fund, Inc., FPA New Income, Inc., FPA Paramount Fund, Inc., FPA Perennial Fund, Inc., FPA Funds Trust's FPA Crescent Fund, and FPA Funds Trust's FPA International Value Fund are other investment companies advised by FPA. See "Information Concerning FPA" herein.

  (5)  "Principal Occupation" includes all positions held with affiliates of the Fund during the past five years.

All nominees have consented to being named in this Proxy Statement and have indicated their intention to serve if elected. Should any nominee for director withdraw or otherwise become unavailable for reasons not presently known, it is intended that the proxy holders will vote for the election of such other person or persons as the Board of Directors may designate.

The Board of Directors has designated the members identified by footnote (1) to the preceding table, in addition to Paul G. Schloemer, as the Audit Committee of the Board. All members of the Audit Committee are "independent," as that term is defined in the applicable listing standards of the New York Stock Exchange ("NYSE"). No member is considered an "interested person" of the Fund within the meaning of the 1940 Act. The Audit Committee makes recommendations to the Board of Directors concerning the selection of the Fund's independent registered public accounting firm and reviews with such firm the results of the annual audit, including the scope of auditing procedures, the adequacy of internal controls and compliance by the Fund with the accounting, recording, and financial reporting requirements of the 1940 Act. In each instance, before an accountant has been engaged by the Fund, the engagement has been approved by the Audit Committee. The Audit Committee met five times during the last fiscal year. Willard H. Altman, Jr. and Thomas P. Merrick, each a member of the Audit Committee of the Fund, also serve as a member of the Audit Committees of FPA Capital Fund, Inc., FPA New Income, Inc., FPA Paramount Fund, Inc., FPA Perennial Fund, Inc., FPA Funds Trust's FPA Crescent Fund, and FPA Funds Trust's FPA International Value Fund, all of which are registered open-end investment companies. Patrick B. Purcell, a member of the Audit Committee of the Fund, also serves as a member of the Audit Committee of FPA Capital Fund, Inc., FPA New Income, Inc., FPA Funds Trust's FPA Crescent Fund, and FPA Funds Trust's FPA International Value Fund. FPA is the investment adviser of the Fund and each of the registered open-end investment companies named above. The Board of Directors of the Fund, at a meeting held on August 1, 2011, considered the matter of simultaneous service, and determined that Messrs. Altman's, Merrick's, and Purcell's simultaneous service as a member of those Audit Committees does not impair their ability to serve on the Audit Committee of the Fund. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which is available on the Fund's website, www.fpafunds.com, and is available without charge, upon request, by calling (800) 982-4372.

The Board recommends that shareholders vote FOR the nominated directors.

AUDIT COMMITTEE REPORT

To the Board of Directors
of Source Capital, Inc.:  February 13, 2012

Our Committee has reviewed and discussed with management of the Fund and Deloitte & Touche LLP, the independent registered public accounting firm of the Fund, the audited financial statements of the Fund as of December 31, 2011, and the financial highlights for the year then ended (the "Audited Financial Statements"). In addition, we have discussed with Deloitte & Touche LLP the matters required by Codification of Statements on Auditing Standards No. 114 regarding communications with audit committees.

The Committee also has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Public Company Accounting Oversight Board (United States) Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence), and we have discussed with that firm its independence from the Fund and its adviser. We also have discussed with management of the Fund and the independent registered public accounting firm such other matters and received such assurances from them as we deemed appropriate.

Management is responsible for the Fund's internal controls and the financial reporting process. Deloitte & Touche LLP is responsible for performing an independent audit of the Fund's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions and a review of the report of Deloitte & Touche LLP with respect to the Audited Financial Statements, and relying thereon, we have recommended to the Fund's Board of Directors the inclusion of the Audited Financial Statements in the Fund's Annual Report to Shareholders for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Audit Committee:

David Rees, Chairman
Willard H. Altman, Jr.
Thomas P. Merrick
Patrick B. Purcell
Paul G. Schloemer

The Board of Directors has designated the members identified by footnote (2) to the preceding table, in addition to Paul G. Schloemer, as the Corporate Responsibility Committee. All members of the Corporate Responsibility Committee are "independent," as that term is defined in the applicable listing standards of the NYSE. No member is considered an "interested person" of the Fund within the meaning of the 1940 Act. The Corporate Responsibility Committee recommends to the full Board of Directors nominees for election as directors of the Fund to fill vacancies on the Board, when and as they occur. While the Corporate Responsibility Committee expects to be able to identify from its own resources an ample number of qualified candidates, it will review recommendations from shareholders of persons to be considered as nominees to fill future vacancies. The determination of nominees recommended by the Corporate Responsibility Committee is within the sole discretion of the Corporate Responsibility Committee, and the final selection of nominees is within the sole discretion of the Board. Therefore, no assurance can be given that persons recommended by shareholders will be nominated as directors. The responsibilities of the Corporate Responsibility Committee are set forth in the Corporate Responsibility Committee Charter, a copy of which was attached as Exhibit A in the Fund's 2011 proxy statement for the fiscal year ended December 31, 2010. The Corporate Responsibility Committee met five times during the last fiscal year.

The Corporate Responsibility Committee is responsible for searching for director candidates that meet the evolving needs of the Board of Directors. Director candidates must have the highest personal and professional ethics and integrity. Additional criteria weighed by the Corporate Responsibility Committee in the director identification and selection process include the relevance of a candidate's experience in investment company and/or public company businesses, enterprise or business leadership and managerial experience, broad economic and policy knowledge, the candidate's independence from conflict or direct economic relationship with the Fund, financial literacy and knowledge, and the candidate's ability and willingness to devote the proper time to prepare for, attend and participate in discussions in meetings. The Committee also takes into account whether a candidate satisfies the criteria for independence under the rules and regulations of the 1940 Act and of the NYSE, and if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether the candidate would qualify as an Audit Committee financial expert. While the Corporate Responsibility Committee does not have a formal policy respecting diversity on the Board of Directors, consideration is given to nominating persons with different perspectives and experience to enhance the deliberation and decision-making processes of the Board of Directors.

During 2011, the Board of Directors held five meetings. Each director attended more than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all Committees of the Board on which they served. All of the directors attended the Fund's prior year's annual meeting.

Corporate Governance

As noted above, the Fund has adopted a charter for both its Audit Committee and Corporate Responsibility Committee. The Board has also adopted a Code of Ethics, which applies to, among others, all of the Fund's officers and directors, as well as a Code of Ethics for Senior Executive and Financial Officers that applies to and has been signed by all officers of the Fund, including the Principal Executive Officer and Principal Financial Officer of the Fund. These materials are available on the website of the Securities and Exchange Commission, www.sec.gov, or without charge, upon request, by calling (800) 982-4372.

The Board of Directors and Its Leadership Structure

The Board of Directors has general oversight responsibility with respect to the Fund's business and affairs. Although the Board has delegated day-to-day oversight to the Adviser, all Fund operations are supervised by the Fund's Board, which meets quarterly.

The Board is currently composed of six directors, including five directors who are not "interested persons" of the Fund, as that term is defined in the 1940 Act (each an "Independent Director"). The Board holds executive sessions (with and without partners and/or employees of the Adviser) in connection with its regularly scheduled Board meetings, and the Independent Directors frequently correspond with each other in between meetings to discuss specific matters that may require attention at or prior to the Board's next regularly scheduled meeting. The Audit Committee of the Board of Directors meets quarterly at regularly scheduled meetings and the Corporate Responsibility Committee meets at least twice a year. The Independent Directors have retained "independent legal counsel" as defined in the 1940 Act.

The Board has not appointed a Chairman of the Board. J. Richard Atwood, Treasurer of the Fund and an interested person of FPA, acts as chairman at meetings of the Board (other than executive sessions). In such a capacity, Mr. Atwood also initiates the preparation of the agenda for Board meetings (with input from the Independent Directors), determines which matters need to be acted upon by the Board, and seeks to ensure that the Board obtains all the information necessary to perform its functions and take actions. Mr. Atwood also acts, with the assistance of staff, as a liaison with service providers, officers, attorneys, and the Independent Directors between meetings. The Board has determined that formally designating an Independent Director to serve as Chairman of the Board or "lead" Independent Director is not desirable at the present time. Rather, the Board believes that it is in the best interests of the Fund to review these determinations from time to time based upon the then-existing position and direction of the Fund and the membership of the Board. Considering its present composition and that the five of six Directors are or would be considered Independent Directors, the Board believes that its current structure ensures a greater shared role for the Independent Directors in the oversight of the Fund's business and affairs and active participation of the Independent Directors in helping to set agendas and establish Board priorities and procedures.

The Board of Directors has delegated day-to-day Fund management and risk oversight to the Adviser, which is responsible for managing all Fund operations and the Fund's risk management processes. The Board oversees the processes implemented by the Adviser or other service providers to manage relevant risks and considers risk management issues as part of its responsibilities throughout the year at regular meetings. The Audit Committee also considers risk management issues affecting the Fund's financial reporting and controls at its regular meetings throughout the year. The Adviser and other service providers prepare regular reports for Board and Audit Committee meetings that address a variety of risk-related matters, and the Board as a whole or the Audit Committee may also receive special written reports or presentations on a variety of risk issues at their request. For example, the portfolio managers of the Fund meet regularly with the Board to discuss portfolio performance, including investment risk, counterparty risk and the impact on the Fund of investments in particular securities. The Adviser also prepares reports for the Board regarding various issues, including valuation and liquidity.

The Board has also appointed a chief compliance officer ("CCO") for the Fund. The CCO reports directly to the Board and participates in the meetings of the Board. The Independent Directors meet quarterly in executive session with the CCO, and the CCO prepares and presents periodic written compliance reports which update compliance activities to date and results thereon. Additionally, the CCO presents an annual written report to the Board evaluating the Fund's compliance policies and procedures. The Board expects the CCO to report any material risk, should it arise, to the Board. The CCO is also the CCO of the Adviser.

Shareholders wishing to communicate with the Board may do so by sending a written communication to the Secretary of the Fund, at the following address: 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064-1550.

Section 16(a) Beneficial Ownership Compliance

The Fund's directors and officers are required to file reports with the Securities and Exchange Commission and the NYSE concerning their ownership and changes in ownership of the Fund's Common and Preferred Stock. Based on its review of such reports, the Fund believes that all filing requirements were met by its directors and officers during 2011.

Compensation

During 2011, the Fund did not pay any salaries directly to officers but paid an investment advisory fee to FPA. The following information relates to director compensation. During 2011, each director who was not an interested person of FPA was compensated by the Fund at the rate of $22,000 per year plus a fee of $2,000 per day for Board of Directors meetings attended, a fee of $500 per day to the Chairman of the Audit and Chairman of the Corporate Responsibility Committees for Committee meetings attended, a fee of $1,250 per day for Committee meetings attended on a day other than a Board meeting, and $500 per day for Special Board of Directors or Committee meetings held and attended via telephone conference. The five directors who were not interested persons of FPA received total directors' fees of $165,250 for 2011. Each such director is also reimbursed for out-of-pocket expenses incurred as a director.

Name	Aggregate Compensation* From the Fund	Total Compensation* From All FPA Funds, Including the Fund
"Non-Interested" Directors
Willard H. Altman, Jr.	$32,500	$126,625	**
Thomas P. Merrick	32,500	114,458	**
Patrick B. Purcell	32,500	88,958	***
David Rees	34,500	34,500
Paul G. Schloemer (will retire in May of 2012)	33,250	33,250
"Interested" Directors
Eric S. Ende	0	0

  *  No pension or retirement benefits are provided to directors by the Fund or the FPA Funds.

  **  Includes compensation from the Fund and from six open-end investment companies.

  ***  Includes compensation from the Fund and from four open-end investment companies.

Fund Shares Owned by Directors and Nominees as of March 9, 2012*

Name	Common Shares Held	Preferred Shares Held	Dollar Range of Fund Shares Owned	Aggregate Dollar Ranges of Shares Owned in All FPA Funds Overseen by Director
"Non-Interested" Directors
Willard H. Altman, Jr.	1,117	3,000	Over $100,000	Over $100,000
Thomas P. Merrick	400	none	$10,001 to $50,000	Over $100,000
Patrick B. Purcell	2,262	none	Over $100,000	Over $100,000
David Rees	9,469	240	Over $100,000	Over $100,000
Allan M. Rudnick (Nominee)	none	none	none	Over $100,000
"Interested" Directors
Eric S. Ende	6,322	3,221	Over $100,000	Over $100,000

  *  All officers and directors of the Fund as a group owned beneficially less than 1% of the outstanding shares of Common Stock and Preferred Stock of the Fund.

The following information relates to the executive officers of the Fund who are not directors of the Fund. Each officer also serves as an officer of FPA. The business address of each of the following officers is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064-1550.

Name and Position With Fund	Principal Occupation During Past Five Years (1)	Age	Officer Since
Steven R. Geist (Executive Vice President & Portfolio Manager)	Partner of FPA (since October 2006). Mr. Geist also serves as Executive Vice President and Portfolio Manager of FPA Paramount Fund, Inc. and of FPA Perennial Fund, Inc. Vice President of First Pacific Advisors, Inc. from 1994 to September 2006; and Senior Vice President and Fixed-Income Manager of the Fund from 1999 to November 2006.	58	1996

J. Richard Atwood (Treasurer)	Managing Partner, Chief Operating Officer, Chief Financial Officer and Treasurer of FPA (since October 2006); and Director, President, Chief Executive Officer, Chief Financial Officer and Treasurer for more than the past five years, and Chief Compliance Officer (since August 2004), of FPA Fund Distributors, Inc. ("Fund Distributors"). Mr. Atwood also serves as Treasurer of FPA Capital Fund, Inc., of FPA New Income, Inc., of FPA Paramount Fund, Inc., of FPA Perennial Fund, Inc., of FPA Funds Trust's FPA Crescent Fund, and of FPA Funds Trust's FPA International Value Fund. Director, Principal, Chief Operating Officer and Chief Financial Officer (from 1997) of First Pacific Advisors, Inc. from 2000 to September 2006.	51	1997

Sherry Sasaki (Secretary)	Assistant Vice President and Secretary of FPA (since October 2006); and Secretary of Fund Distributors for more than the past five years. Ms. Sasaki also serves as Secretary of FPA Capital Fund, Inc., of FPA New Income, Inc., of FPA Paramount Fund, Inc., of FPA Perennial Fund, Inc., of FPA Funds Trust's FPA Crescent Fund, and of FPA Funds Trust's FPA International Value Fund. Assistant Vice President (from 1992) and Secretary (from 1991) of First Pacific Advisors, Inc. to September 2006.	57	1982

Christopher H. Thomas (Chief Compliance Officer)	Vice President and Chief Compliance Officer of FPA (since October 2006); Director, Vice President and Controller for more than the past five years of Fund Distributors; and Chief Compliance Officer (since August 2004) of FPA Capital Fund, Inc., of FPA New Income, Inc., of FPA Funds Trust's FPA Crescent Fund, of FPA Paramount Fund, Inc., of FPA Perennial Fund, Inc., and of FPA Funds Trust's FPA International Value Fund (from November 2011). Controller from 1995 to 2005, and Vice President (from 1995) and Chief Compliance Officer (from 2004) of First Pacific Advisors, Inc. to September 2006; and Assistant Treasurer of the Fund, of FPA Capital Fund, Inc., of FPA New Income, Inc., of FPA Funds Trust's FPA Crescent Fund (from September 2002), of FPA Paramount Fund, Inc. and of FPA Perennial Fund, Inc. from 1995 to February 2006.	55	1995

  (1)  "Principal Occupation" includes all positions held with affiliates of the Fund during the past five years.

Information Concerning Independent Registered Public Accounting Firm

The Board of Directors, including a majority of the directors who are not considered "interested persons" of the Fund as defined in the 1940 Act (the "Independent Board Members"), has selected Deloitte & Touche LLP to serve as the Fund's independent registered public accounting firm for the fiscal year ending December 31, 2012. The employment of such firm is conditioned upon the right of the Fund, by vote of a majority of its outstanding voting securities, to terminate such employment forthwith without any penalty. Deloitte & Touche LLP has served as the independent registered public accounting firm for the Fund since November 11, 2002. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to any appropriate questions from shareholders.

Audit Fees

Aggregate fees paid to Deloitte & Touche LLP for professional services for the audits of the Fund's annual financial statements during the fiscal years ended December 31, 2010 and 2011, and the reviews of the financial statements included in the Fund's filings on Form N-SAR for those fiscal years, was $36,700 and $37,500, respectively.

Tax Fees

Aggregate fees for tax services provided by Deloitte & Touche LLP to the Fund during the 2010 and 2011 fiscal years was $7,150 and $7,300, respectively, in connection with the preparation and review of the federal and state tax returns for the Fund.

No other services were provided to the Fund by Deloitte & Touche LLP.

Information Concerning FPA

First Pacific Advisors, LLC, maintains its principal office at 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064-1550. FPA is a Delaware limited liability company that, together with its predecessor organizations, has been in the investment advisory business since 1954 and has served as the Fund's investment adviser since the Fund's inception in 1968.

The Advisory Agreement permits the Adviser to render advisory services to others, and the Adviser also serves as investment adviser to FPA Capital Fund, Inc., FPA New Income, Inc., FPA Paramount Fund, Inc., FPA Perennial Fund, Inc., FPA Funds Trust's FPA Crescent Fund, and FPA Funds Trust's FPA International Value Fund, open-end investment companies, which had net of assets of $1,218,878,091, $4,435,361,228, $244,782,529, $234,377,620, $7,478,530,719, and $1,437,959, respectively, at December 31, 2011. The annual advisory fees paid by FPA Capital Fund, Inc., FPA Paramount Fund, Inc., and FPA Perennial Fund, Inc., equal 0.75% of the first $50 million of each such fund's average daily net assets and 0.65% on the average daily net assets of each such fund in excess of $50 million. Those three funds also reimburse the Adviser for the cost of financial services in an amount of up to 0.10% of average daily net assets. FPA New Income, Inc. pays an advisory fee at the annual rate of 0.50% of its average daily net assets. FPA Crescent Fund and FPA International Value Fund each pays an advisory fee at the annual rate of 1.00% of its average daily net assets, and pays the Adviser a fee of 0.10% of average daily net assets for the provision of financial services. FPA also advises institutional accounts. The Adviser had total assets under management of approximately $17.8 billion at December 31, 2011.

The management committee of the Adviser is comprised of three Managing Partners, Mr. Atwood, Steven T. Romick, and Robert L. Rodriguez. Thomas H. Atteberry, Dennis M. Bryan, Rikard B. Ekstrand, Mr. Ende, and Mr. Geist are the other partners of the Adviser.

No Independent Director or Nominee owns, beneficially or of record, interests of the Adviser or any entity under common control with the Adviser.

2. OTHER MATTERS

The proxy holders have no present intention of bringing before the Meeting for action any matters other than those specifically referred to in the foregoing, and in connection with or for the purpose of effecting the same, nor has the management of the Fund any such intention. Neither the proxy holders nor the management of the Fund are aware of any matters which may be presented by others. If any other business shall properly come before the Meeting, the proxy holders intend to vote thereon in accordance with their best judgment.

Voting Requirements

A quorum of shareholders is required to take action at this Annual Meeting of Shareholders. For purposes of this Meeting, a quorum is present to transact business on a proposal if the holders of a majority of the outstanding shares of the Fund entitled to vote on the proposal are present in person or by proxy. The shares represented by a proxy that is properly executed and returned will be considered to be present at the Meeting.

Based on the Fund's interpretation of Delaware law, because the election of Directors requires the affirmative vote of a majority of the shares of each class present in person or represented by proxy, abstentions on a proposal set forth herein will have the same effect as a vote against the proposal. Under the rules of the NYSE, brokers who hold shares in street name for customers have the authority to vote on all of the proposals set forth herein if they have not received instructions from beneficial owners.

Shareholder Proposals

Any shareholder proposal to be considered for inclusion in the Fund's proxy statement and form of proxy for the 2013 annual meeting of shareholders should be received by the Secretary of the Fund no later than November 29, 2013. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the Securities Exchange Act of 1934, after February 9, 2013, notice of a shareholder proposal is considered untimely and the Fund may solicit proxies in connection with the 2013 annual meeting that confer discretionary authority to vote on any shareholder proposals of which the Secretary of the Fund does not receive notice by February 14, 2013.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 7, 2012

The Fund's proxy statement and annual report for the fiscal year ended December 31, 2011, are available free of charge at http://bnymellon.mobular.net/bnymellon/sor.

Adjournment

In the event that sufficient votes in favor of the proposals set forth herein are not received by the time scheduled for the Meeting, the persons named as proxies may move one or more adjournments of the Meeting for a period or periods of not more than 30 days in the aggregate to permit further solicitation of proxies with respect to any such proposal. Any such adjournment will require the affirmative vote of a majority of the shares present at the Meeting. The persons named as proxies will vote in favor of such adjournment those shares which they are entitled to vote which have voted in favor of such proposals. They will vote against any such adjournment those proxies which have voted against any of such proposals.

By Order of the Board of Directors

Sherry Sasaki

Secretary

March 30, 2012

Please complete, date and sign the enclosed proxy, and return it promptly in the enclosed reply envelope. No postage is required if mailed in the United States. You may also vote your proxy by telephone or over the Internet.

Directions: The Olympic Collection
11301 Olympic Boulevard, Los Angeles, California, Telephone (310) 575-4585
Entrances to parking lot on Olympic Boulevard and Sawtelle Boulevard.

Going South on 405 Freeway:
Exit on Olympic/Pico off-ramp.
Note: The exit will go to Sawtelle Blvd. first.
Make a right on Sawtelle.
Take Sawtelle to Olympic.
Going North on 405 Freeway:
Exit Santa Monica Blvd.
Make a left onto Santa Monica Blvd.
Take Santa Monica to Sawtelle Blvd.
Make a left onto Sawtelle.
Take Sawtelle to Olympic Blvd.	Going West on I-10 Freeway:
Exit on Bundy North.
You will bear right.
Take Bundy to Olympic Blvd.
Make a right on Olympic Blvd.
Take Olympic to Sawtelle.
Going East on I-10 Freeway:
Go to the 405 North
Exit on Santa Monica Blvd.
Make a left on Santa Monica Blvd.
Go to Sawtelle Blvd.
Make a left on Sawtelle Blvd.
Take Sawtelle Blvd. to Olympic.

map not to scale

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. OR Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date. Please mark your votes as indicated in this example X INTERNET http://www.proxyvoting.com/sor Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. Source Capital, Inc. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. FOLD AND DETACH HERE Mark Here for Address Change or Comments SEE REVERSE WO# 17095 NOTE: Please sign as name appears above. When signing as attorney, executor, administrator, trustee for a corporation, please sign full title. For joint accounts, each owner must sign. Signature(s) Dated: , 2012 (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions FOR ALL WITHHOLD FOR ALL *EXCEPTIONS If no direction is given, this proxy will be voted FOR Proposal 1. 1. To vote for the election of directors by Common and/or Preferred Stock: 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Common Stock Directors 01-Ende 02-Merrick 03-Purcell 04-Rees Preferred Stock Directors 05-Altman 06-Rudnick

FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 To view or print a copy of the Source Capital, Inc. proxy statement or annual report for the year ended December 31, 2011, go to: http://bnymellon.mobular.net/bnymellon/sor PROXY SOURCE CAPITAL, INC. 11400 West Olympic Boulevard, Suite 1200 Los Angeles, California 90064-1550 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints ERIC S. ENDE, DAVID REES, and WILLARD H. ALTMAN, JR., and each of them proxies with power of substitution, and hereby authorizes them to represent and to vote, as provided on the reverse side, all shares of Common Stock and Preferred Stock of the above Company which the undersigned is entitled to vote at the annual meeting to be held on Monday, May 7, 2012, and at any adjournments thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated March 2012. (Continued and to be marked, dated and signed, on the other side) Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. WO# 17095